Exhibit 10.1

AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment to Senior Secured Convertible Promissory Note (this “Amendment”) is entered into as of March 4, 2026 by and between Velo3D, Inc., a Delaware corporation (the “Company”), and Arrayed Notes Acquisition Corp., a Delaware corporation (the “Holder”).

RECITALS:

WHEREAS, the Company issued to Thieneman Properties, LLC, an Indiana limited liability company (the “Initial Holder”) that certain Senior Secured Convertible Promissory Note dated January 7, 2025, in the original principal amount of Five Million Dollars and No Cents ($5,000,000.00) (the “Note”);

WHEREAS, on August 14, 2025, the Company and the Initial Holder entered into an Amendment to Senior Secured Convertible Promissory Note, which amended certain provisions of the Note;

WHEREAS, immediately prior to execution of this Amendment, on March 4, 2026, pursuant to a Convertible Promissory Note Transfer Agreement, between the Initial Holder (as transferor) and Arrayed Notes Acquisition Corp. (as transferee), the Note was purchased by, and transferred to, the Holder; and

WHEREAS, the Company and the Holder desire to amend certain terms of the Note as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Amendment agrees, as follows:

1.	Conversion. Section 6(a) of the Note is hereby amended and restated in its entirety as follows:

“(a)	Optional Conversion. At any time, and from time to time, the Holder shall have the right, at the Holder’s option, to convert all or any portion of the outstanding principal amount of this Note, together with accrued and unpaid interest thereon, into that number of Common Shares (the “Conversion Option”) calculated by dividing (x) the outstanding principal amount of this Note being converted, together with any accrued and unpaid interest thereon, by (y) the Strike Price. “Common Shares” means the common stock, par value $0.00001 per share, of the Company. “Strike Price” means $16.38 per share.”

2.	Miscellaneous

a. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Note.

b. Entire Agreement. The Note and this Amendment constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, and understandings with respect to the subject matter hereof and thereof.

c. Effect of Amendment. Except as expressly amended hereby, the Note shall remain in full force and effect in accordance with its terms. Any references to the Note in any other document shall hereafter refer to the Note as amended hereby.

d. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Amendment may be evidenced by facsimile transmission or by e-mail delivery of a “.pdf” format data file.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

VELO3D, INC.

By:	/s/ Bernard Chung
Name:	Bernard Chung
Title:	Acting Chief Financial Officer

HOLDER:

ARRAYED NOTES ACQUISITION CORP.

By:	/s/ Arun Jeldi
Name:	Arun Jeldi
Title:	Chief Executive Officer and President

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